As filed with the Securities and Exchange Commission on January 12, 2024

Registration No. 333-273427

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(AMENDMENT NO. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kartoon Studios, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(310) 273-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward
Chief Executive Officer
Kartoon Studios, Inc.
190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mark G. Pedretti, Esq. Anthony J. Marsico, Esq. Michael S. Lee, Esq. Reed Smith LLP 599 Lexington Avenue New York NY 10022 (212) 521-5400	Kimberly P. Stein, Esq. Flangas Law Group 3275 South Jones Blvd., Suite 105 Las Vegas, Nevada 89146 (702) 307-9500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Kartoon Studios, Inc. is filing this Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-273427) (the “Registration Statement”) as an exhibit-only filing solely to re-file Exhibit 23.1 previously filed with the Registration Statement on November 17, 2023. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the re-filed Exhibit 23.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on January 12, 2024.

KARTOON STUDIOS, INC.

By /s/ Andrew Heyward
Name: Andrew Heyward
Chairman and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Heyward	Chairman and Chief Executive Officer	January 12, 2024
Andrew Heyward	(Principal Executive Officer)

/s/ Brian Parisi	Chief Financial Officer (Principal Financial Officer)	January 12, 2024
Brian Parisi

*	Director	January 12, 2024
Joseph “Gray” Davis

*	Director	January 12, 2024
Anthony Thomopoulos

*	Director	January 12, 2024
Margaret Loesch

*	Director	January 12, 2024
Lynne Segall

	Director	January 12, 2024
Cynthia Turner-Graham

	Director	January 12, 2024
Stefan Piech

	Director	January 12, 2024
Henry Sicignano III

*By: /s/ Brian Parisi

Brian Parisi, As Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Genius Brands International, Inc., as amended (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021)

3.2	Certificate of Change to the Articles of Incorporation of Genius Brands International, Inc., filed with the Secretary of State of the State of Nevada on February 9, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 10, 2023)

3.3	Articles of Merger of Kartoon Studios, Inc. into the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023)

3.4	Certificate of Change to the Articles of Incorporation of Kartoon Studios, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2023)

3.5	Amended and Restated Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock, filed with the Secretary of State of Nevada on November 21, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2019)

3.6	Certificate of Designation of Series B Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 12, 2022)

3.7	Certificate of Designation of Series C Preferred Stock of the Company, dated September 25, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 25, 2023 File No. 001-37950).

3.8	Amended and Restated Bylaws of Kartoon Studios, Inc. (incorporated by reference to the Company’s Form S-3, filed with the SEC on July 25, 2023)

3.9	First Amendment to the Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on September 25, 2023).

4.1	Form of New Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023)

5.1**	Opinion of Flangas Law Group regarding legality of securities being registered

10.1	Form of Letter Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023)

23.1*	Consent of Baker Tilly US, LLP, independent registered public accounting firm

23.2**	Consent of Flangas Law Group (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page hereto)

107**	Filing Fee Table

__________

* Filed herewith.

** Previously filed.

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